                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-53279) pertaining to the ISS Group, Inc. Restated 1995 Stock Incentive Plan of our report dated January 15, 1999, with respect to the consolidated financial statements and schedule of ISS Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Atlanta, Georgia
February 10, 1999